[John Peper Letterhead]




                                                               September 4, 2003


Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the filing by Energy Partners, Ltd. (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the exchange offer set forth in the Registration Statement (the "Exchange Offer") pursuant to which $150,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2010 (the "Exchange Securities") of the Company will be issued under the Indenture between the Company and Wells Fargo Bank, N.A., as Trustee, dated as of August 5, 2003 (the "Indenture") for a like principal amount of the Company's outstanding 8 3/4% Senior Notes due 2010. The Exchange Securities will be fully and unconditionally guaranteed (the "Exchange Guarantees") on a senior unsecured basis by each of EPL Pipeline, L.L.C., Nighthawk, L.L.C., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC and EPL Pioneer Houston, Inc. (the "Guarantors").

     In my capacity as General Counsel of the Company, I have examined original or photostatic or certified copies of such corporate documents of the Company and the Company's subsidiaries and such other documents as I have deemed relevant and necessary as a basis for this opinion.

     In connection with the opinions hereinafter set forth, I have assumed without inquiry (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing and the further assumptions, qualifications, exceptions and limitations set forth herein, I am of the opinion that, as of the date hereof:

          (i) EPL Pioneer Houston, Inc. ("Pioneer") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

          (ii) The Indenture has been duly authorized, executed and delivered by Pioneer and the Exchange Guarantee by Pioneer pursuant to Article X of the Indenture has been duly authorized.

     I am qualified to practice law in Texas, and I express no opinion as to the laws of any jurisdiction other than the State of Texas. The opinions expressed herein are rendered only with respect to the constitution, laws and regulations which are currently in effect and applicable court rulings and orders which have been published and are generally available.

     My legal opinion as to the matters set forth herein is based upon my professional knowledge and judgment. This opinion is not intended nor shall it be construed as a guarantee or a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. No opinion is expressed with respect to future acts and events or changes in existing law. I undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. My consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.



                                      Very truly yours,



                                      /s/ John H. Peper
                                      ---------------------------------
                                      John H. Peper
                                      General Counsel